Exhibit 10.18

COVENTRY HEALTH CARE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

To:

We are pleased to notify you that you have been granted an option (“Option”) to purchase _________ shares of the common stock $.01 par value (“Common Stock”) of Coventry Health Care, Inc. (the “Company”) at a price of $______ per share, the closing price of the Common Stock as reported on The New York Stock Exchange on __________, 200___, under the Company’s 2004 Stock Incentive Plan (the “Plan”) by the Board of Directors (the “Board of Directors” or “Board”) of the Company or a Committee of the Board (the “Committee”) administering the Plan, as the case may be. This Option may thereafter be exercised only upon the terms and conditions set forth below.

1. Purpose of Plan

The purpose of the Plan under which this Option has been granted is to enable the Company to attract, retain and reward key employees of and consultants to the Company and its direct and indirect subsidiaries (each a “Subsidiary”, and, collectively, “Subsidiaries”) and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors (collectively “Participants”) performance-based stock incentive and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

2. Plan Controls

This Option is granted pursuant to the terms of the Plan and is subject to all of the terms and conditions of the Plan, which is incorporated herein by reference. The Compensation and Benefits Committee has authority to interpret this Option and its interpretation shall be binding. If any of the provisions of this Option conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

3. Acceptance of Option Agreement

Your execution of this option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in Section 5 hereof.

4. When Option May Be Exercised

This option may be exercised in cumulative annual installments of ____% of the total number of shares purchasable by you hereunder, the first such installment being exercisable on _________________ and subsequent additional installments of ____% of such shares being exercisable on each anniversary of the _______ succeeding years thereafter. This Option expires 10 years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Sections 6, 7, and 8 hereof.

5. How Option May Be Exercised.

This Option is exercisable by giving written notice to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of shares of Common Stock as to which the Option is being exercised, must contain a statement by you ( in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a registration statement covering the shares purchasable been declared effective by the Securities and Exchanged Commission) and must be accompanied by check payable to the order of the Company for the full purchase price of the shares being purchased and such amount, if any, as may be required for income tax withholding. Upon the Committee’s approval, such payment may also be made in whole or in part by delivering previously owned shares of Common Stock or shares of Restricted Stock or another award under the Plan (in each case valued at the Fair Market Value equal to the purchased price and the Amount required for income tax withholding. Any Common Stock delivered in satisfaction of all or any portion of the purchased price shall be appropriately endorsed for transfer and assignment to the Company. No shares shall be issued until full payment therefor has been made and your income tax withholding obligations satisfied.

If notice of the exercise of this Option is given by a person or persons other than you, the Company will require the submission to the Company of appropriate proof of the right of such person or persons to exercise this Option.

Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this Option, shall have none of the rights of a stockholder with respect to shares subject to this Option.

6. Termination of Employment

If your employment with the Company (or a Subsidiary) is terminated for any reason other than as a result of your death, disability or early or normal retirement you may exercise that portion of this Option which was exercisable by you at the date of termination at any time within ninety (90) days of the date of such termination provided, however, such exercise occurs within 10 years of the date this Option was granted to you, and further provided that in the event such termination was due to “Cause” (as defined in the Plan), this Option shall immediately lapse and expire. Absence or leave approved by the employer corporation shall not be considered an interruption of your employment for purpose of this Option.

7. Retirement or Disability

If your employment with the Company (or a Subsidiary) is terminated by reason of your disability or early or normal retirement, you may exercise that portion of this Option which was exercisable by you at the date of such termination at any time within three years of the date of such termination provided, however, that such exercise occurs within 10 years of the date this Option was granted to you.

8. Death

If you die while employed by the Company (or a Subsidiary), or within three years following termination of your employment due to disability or early or normal retirement, that portion of this Option which was exercisable by you at the date of your death, disability or retirement may be exercised by the legal representative of your estate or the legatee or legatees under your will within 12 months from the date of your death, but in no event after 10 years from the date this Option was granted to you.

9. Non-Transferability of Option

This Option shall not be assignable or transferable without the prior written consent of the Committee except (a) to a member of your Immediate Family or a trust for the benefit of you or a member of your Immediate Family or (b) by will or the laws of descent and distribution.

10. Non-Qualified Stock Option

This Option is not intended to be an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

11. Adjustments Upon Changes in Capitalization

If at any time after the date of grant of this Option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this Option and the price of each such share shall be proportionately adjusted for any such change by the Board of Directors whose determination shall be conclusive. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Option shall be adjusted accordingly.

12. Effects of Change in Control

Immediately following a “Change in Control” of the Company (as defined in the Plan), this Option shall become immediately vested and fully exercisable, but in no event may this Option be exercised after 10 years from the date this Option was granted to you.

13. Modification

This Option may be amended by the Committee, or the Board, as the case may be (subject to certain limitations as set forth in the Plan), prospectively or retroactively and in whole or in part, except that no such action may impair your rights with respect to this Option without your consent.

14. Meaning of Capitalized Terms

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

15. When Option Becomes Effective

This Option shall not become effective unless a copy of this option agreement has been signed by you and returned to the Company at the following Address:

Coventry Health Care, Inc
6705 Rockledge Dr., Suite 900
Bethesda, MD 20817
Attn: Debra Craig
Corporate and Securities

Sincerely yours,

COVENTRY HEALTH CARE, INC.

By:__________________________________

Agreed to and accepted this

_____day of________, ______

_________________